                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                               SOUNDVIEW TECHNOLOGY GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        SOUNDVIEW TECHNOLOGY GROUP, INC.
                            1700 EAST PUTNAM AVENUE
                            OLD GREENWICH, CT 06870

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

                            ------------------------

To the Stockholders
of SoundView Technology Group, Inc.

    The 2002 Annual Meeting of Stockholders of SoundView Technology Group, Inc. will be held at the principal executive offices of the Company located at 1700 East Putnam Avenue, Old Greenwich, CT 06870, on Wednesday May 29, 2002 at
9:30 a.m., local time, to consider and act upon the following matters:

    (1) The election of four (4) directors.

    (2) Such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only holders of record of common stock, par value $0.01 per share, of the Company at the close of business on April 5, 2002, the record date, are entitled to vote their shares at the Annual Meeting and any adjournment or postponement of the meeting. Each share of the Company's common stock will entitle its record holder to one vote on each matter put to a vote at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors,
                                          LLOYD H. FELLER
                                          SECRETARY

Old Greenwich, Connecticut
April 24, 2002

                        SOUNDVIEW TECHNOLOGY GROUP, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2002

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SoundView Technology Group, Inc., a Delaware corporation, for use at the Company's 2002 Annual Meeting of Stockholders to be held at the principal executive offices of the Company located at 1700 East Putnam Avenue, Old Greenwich, CT 06870, on Wednesday, May 29, 2002 at 9:30 a.m., local time, and at any adjournment thereof.

    This Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders of the Company on or about April 24, 2002.

PURPOSES OF MEETING

    The purposes of the meeting are to consider and act upon the following matters:

    1.  The election of four (4) directors.

    2. Such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE; VOTE REQUIRED

    The Board of Directors has fixed the close of business on April 5, 2002 as the record date for determination of the Company's stockholders entitled to notice of and to vote at the Annual Meeting.

    As of the record date, there were 110,796,867 shares of the Company's common stock outstanding, the holders of which are entitled to vote at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

    As of the record date, the Company's directors and executive officers and their affiliates owned an aggregate of 41,813,549 outstanding shares of the Company's common stock or approximately 37.7% of the shares entitled to vote at the Annual Meeting.

SOLICITATION OF PROXIES

    The Company has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from its stockholders. The fees to be paid to that firm for these services are not expected to exceed $7,500. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from stockholders by telephone, facsimile, other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

    Proxies in the accompanying form are solicited on behalf and at the direction of the Board of Directors. All shares of common stock represented by properly executed proxies will be voted at the meeting in accordance with the instructions made on the proxies, unless the proxies have previously been revoked.

    Regarding the election of directors to serve until the Annual Meeting of Stockholders in 2003 and in 2005, in voting by proxy, stockholders may vote in favor of the election of all the nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. If authority to vote a proxy has not been withheld and no instruction is indicated, the shares will be voted FOR the election of the nominees for the Board of Directors. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    A stockholder executing and returning a proxy has the power to revoke it before it is exercised, and may do so by delivering a subsequently signed and dated proxy or other written notice to the Secretary of the Company at any time prior to the vote at the meeting or by appearing at the meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, attention: Lloyd H. Feller, Secretary. The mailing address of the Company's executive offices is 1700 E. Putnam Avenue, Old Greenwich, CT. 06870.

    Directors will be elected by a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of directors.

                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. The Board has nominated William E. Ford and Edward H. Fleischman for reelection as directors, each to hold office until the Annual Meeting of Stockholders in 2005 and until his successor is duly elected and qualified.

    If one or more of these nominees is not available to serve as a director at the time of the Annual Meeting (which the Board does not anticipate), the proxies will be voted for the election of another person or persons designated by the Board, unless the Board, in its discretion, reduces the number of directors constituting the Board of Directors.

    The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has adopted, a policy of moving to a Board that is composed of the Chief Executive Officer as well as independent directors who are not current or former employees of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

    The Board of Directors recommends a vote FOR each of William E. Ford and Edward H. Fleischman, as directors to hold office until the Annual Meeting of Stockholders in 2005 and until their respective successors are duly elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

                             NOMINEES FOR ELECTION

NOMINEE                            AGE (1)    POSITION AND/OR PRINCIPAL OCCUPATION    TERM TO EXPIRE
-------                            --------   -------------------------------------   --------------
Edward H. Fleischman.............     69      Senior Counsel, Linklaters                  2005
William E. Ford..................     38      Managing Member of General Atlantic         2005
                                              Partners, LLC

                              CONTINUING DIRECTORS

DIRECTOR                             AGE (1)    POSITION AND/OR PRINCIPAL OCCUPATION  TERM EXPIRES
--------                             --------   ------------------------------------  ------------
Joseph R. Hardiman.................     64      Director, Deutsche Asset Management       2003
                                                Funds, The ISI Funds, The Nevis
                                                Fund, Corvis Corp. and Brown
                                                Investment Advisory & Trust Company
Andrew D. Klein....................     42      Private investor                          2003
Mark F. Loehr......................     45      Chief Executive Officer of the            2004
                                                Company
John H. N. Fisher..................     42      Managing Director, Draper Fisher          2004
                                                Jurvetson
Gilbert C. Maurer..................     73      Director, The Hearst Corporation          2004

------------------------

(1) As of March 31, 2002.

BUSINESS EXPERIENCE

NOMINEES FOR ELECTION-TERMS TO EXPIRE IN 2005

    EDWARD H. FLEISCHMAN, a director of the Company since 1998, has served as senior counsel to the London based international law firm of Linklaters since 1994, where he specializes in securities and financing law and related areas. Mr. Fleischman was a partner of Rosenman & Colin in New York from 1992 to 1994. Mr. Fleischman served as a Commissioner of the Securities and Exchange Commission from 1986 to 1992. Prior to that, he practiced law for 27 years at Beekman & Bogue in New York.

    WILLIAM E. FORD, a director of the Company since 2000, is a managing member of General Atlantic Partners, LLC ("GAP LLC"), a private equity firm that invests in information technology and communications companies on a global basis, and has been with GAP LLC (or its predecessor) since July 1991. Mr. Ford is also a director of Priceline.com Incorporated,, Critical Path, Inc.,, Chordiant Software, Inc.,and E*TRADE Group, Inc.; and several private information technology companies in which entities affiliated with GAP LLC are investors.

CONTINUING DIRECTORS

    JOSEPH R. HARDIMAN, a director of the Company since 1998, served as the President and Chief Executive Officer of the National Association of Securities Dealers, Inc. and its wholly owned subsidiary, the Nasdaq Stock Market, Inc., from 1987 through January 1997. Previously, he was a Managing Director, the Chief Operating Officer and a member of the Board of Directors of Alex. Brown & Sons. Mr. Hardiman serves as a director of selected Deutsche Asset Management Funds, The ISI Funds, The Nevis Fund, Corvis Corp. and Brown Investment
Advisory & Trust Company. Mr. Hardiman is a director of the following organizations: Bridges Learning System, Inc., University of Maryland Foundation, University of Maryland/Baltimore Foundation, Baltimore School for the Arts, Nasdaq Educational Foundation and Hardiman Family Foundation. Mr. Hardiman is the chairman of the University of Maryland School of Law.

    ANDREW D. KLEIN, a director of the Company since 1996, is a private investor. He founded the Company in April 1996 and served as the Chief Strategist and Director of International Development until December 2001. Previously, in January 1993 Mr. Klein founded Spring Street Brewing Company, a microbrewery which two years later became the first company to complete a public offering over the Internet and, in March 1996, created the first ever Web-based trading mechanism allowing investors to buy and sell Spring Street shares. Prior to starting Spring Street Brewing, Mr. Klein practiced corporate and securities law at Cravath, Swaine & Moore for six years. In 1997 Mr. Klein was the subject of a civil order of The Commonwealth of Massachusetts alleging that he and Spring Street used its Web site to gather names of potential investors and then mailed an unregistered private placement memorandum to these persons in violation of the Massachusetts securities laws. While neither admitting nor denying that the violations occurred, Mr. Klein agreed to offer a refund to six investors and paid a fine of $3,000.

    JOHN H. N. FISHER, a director of the Company since 1998, is a Managing Director of Draper Fisher Jurvetson, a Redwood City, California venture capital firm providing start-up and early stage financing. On behalf of Draper Fisher Jurvetson, Mr. Fisher serves on the boards of Central, Convoy Corporation, Entegrity Solutions Corporation, Praxon Inc., Selectica Inc., Sonnet
Financial Inc., Transactor Networks Inc. and Webline Communications Corporation. Previously, Mr. Fisher was a venture capitalist at ABS Ventures. Prior to that, he was an investment banker at Alex. Brown & Sons and an account executive in the capital markets group at Bank of America.

    MARK F. LOEHR, a director of the Company since 2000, is the Chief Executive Officer of the Company and has been employed by the Company since March 1999. He has served previously as the Co-President of the Company and Co-Head of SoundView Technology Corporation and Director of Investment Banking. Prior to that time, he spent a total of eight years with Smith Barney, from 1978 to 1983 and from 1994 to 1997, and two years with Salomon Smith Barney, from 1997 to 1999. He spent eleven years with CS First Boston, from 1983 to 1994. While at Smith Barney and, later, Salomon Smith Barney, he served as head of global equity sales and head of equity capital markets. While at CS First Boston, Mr. Loehr served as co-head of U.S. equity capital markets.

    GILBERT C. MAURER, a director of the Company since 1998, had been employed since 1973 by The Hearst Corporation, one of the nation's largest private companies engaged in a broad range of publishing, broadcasting, cable networking and diversified communications activities. Most recently, he held the position of Chief Operating Officer from 1990 until his retirement in 1998. Previously, Mr. Maurer served as President of Hearst's magazines division for 14 years. Prior to joining Hearst, Mr. Maurer worked for 19 years with Cowles Communications, Inc. Mr. Maurer is currently a director of The Hearst Corporation.

    Cristos Cotsakos resigned as a director in July 2001.

COMMITTEES OF THE BOARD

    The Board of Directors has established three committees: Audit, Compensation and Nominating. The members of the Audit Committee are Edward H. Fleischman, Joseph R. Hardiman and Gilbert C. Mauer. The members of the Compensation Committee are John H. N. Fisher, William E. Ford, and Gilbert C. Maurer. The members of the Nominating Committee are William E. Ford and Joseph R. Hardiman.

    The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors and reviewing with the independent auditors the scope and results of audits, the internal accounting controls, audit practices and the professional services furnished by the independent auditors.

    The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the executive officers, and its subcommittee is responsible for administering the Stock Incentive Plan. The Compensation Committee also reviews and discusses management's proposed firm wide bonus plans.

    The Nominating Committee is responsible for reviewing and recommending the size and composition of the Board of Directors, reviewing the qualifications of proposed directors, recommending nominees for election to the Board of Directors and maintaining oversight of the Board of Directors' operations and effectiveness.

    In 2001 the Board of Directors held 7 meetings, the Audit Committee held 4 meetings and the Compensation Committee held 4 meetings. The Nominating Committee, which was created in 2001, held its first meetings in 2002.

COMPENSATION OF DIRECTORS

    In April 2000, the Company adopted a compensation plan for non-employee directors who attend meetings in person and are not directors appointed pursuant to contractual arrangements. Each director is paid $5,000 for each board meeting attended, not to exceed $20,000 in a year. Directors are not paid separately for attending committee meetings. In April 2000, the Company also adopted a compensation plan whereby new board members will receive options to purchase 30,000 shares. In addition, each year, existing board members will receive options to purchase 10,000 shares.

    The Company has granted certain non-employee directors options to purchase common stock. The non-employee directors designated by the Company's venture capital or strategic investors do not receive any compensation from the Company.

    The following non-employee members of the Board of Directors have received the respective numbers of stock options indicated below as of December 31, 2001.

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING   EXERCISE   EXPIRATION
NAME                                                         OPTIONS GRANTED       PRICE        DATE
----                                                      ---------------------   --------   ----------
Edward H. Fleischman....................................         35,000            $1.43      11/11/08
                                                                 17,500             2.14       3/17/09
                                                                 10,000            11.25       4/19/10
                                                                 10,000             5.31       1/24/11
Joseph R. Hardiman......................................         35,000             1.43      11/11/08
                                                                 17,500             2.14       3/17/09
                                                                 10,000            11.25       4/19/10
                                                                 10,000             5.31       1/24/11
Gilbert C. Maurer.......................................         35,000             1.43      11/11/08
                                                                 17,500             2.14       3/17/09
                                                                 10,000            11.25       4/19/10
                                                                 10,000             5.31       1/24/11

                           MANAGEMENT OF THE COMPANY

    The following table lists the Company's executive officers as of April 1, 2002.

NAME                                      AGE(1)                           TITLE
----                                     --------   ----------------------------------------------------
Brian T. Bristol.......................     50      Managing Director, Head of Investment Banking
Edward Bugniazet.......................     41      Managing Director, Head of Trading
Daniel DeWolf..........................     44      Senior Vice President, Director of Venture Capital
                                                    Fund Group
Lloyd H. Feller........................     59      Senior Vice President, Secretary and General Counsel
Robert H. Lessin.......................     47      Chairman, SoundView Ventures
Mark F. Loehr..........................     45      Chief Executive Officer
Kris Tuttle............................     38      Managing Director, Director of Research

(1) As of March 31, 2002

    The following discussion sets forth information regarding the Company's executive officers. Information regarding those executive officers of the Company who are also directors is set forth under "Proposal No. 1 Election of Directors Business Experience."

    Edward Bugniazet, Managing Director and Head of Trading, joined the Company in January 2000 upon the merger with SoundView Technology Group, Inc.
Mr. Bugniazet joined SoundView as a sales trader in 1989. In 1995, Mr. Bugniazet assumed responsibility for the firm's OTC trading operations and in 1999 he assumed overall responsibility for SoundView's trading operations. Mr. Bugniazet was previously a founding member of the Redding Research Group and after its merger with Labe Simpson & Company, a sales trader for Labe Simpson.

    Brian T. Bristol, Managing Director and Head of Investment Banking, joined the Company in January 2000 upon the merger with SoundView Technology
Group, Inc. Mr. Bristol had been with SoundView since 1991 serving as a managing director and head of corporate finance. Prior to that, Mr. Bristol was at Salomon Brothers where he was a director and co-head of the Technology and Aerospace /Defense Group in investment banking. Previously Mr. Bristol was vice president of the Technology Group at First Boston's investment banking unit.

    Daniel DeWolf, Senior Vice President and Director of the Venture Capital group, joined the Company in October 1999. Mr. DeWolf was previously a managing director of Dawntreader Fund I, L.P. He practiced corporate and securities law with the law firm of Camhy Karlinsky & Stein LLP in New York from 1994 until he joined the Company. Prior to 1994, Mr. DeWolf was general counsel for SMR Energy, Inc., an independent oil and gas company. From 1982 to 1984 and 1986 to 1990, Mr. DeWolf was affiliated with the law firm of Shea & Gould in New York City. From 1984 to 1986, Mr. DeWolf was an associate at the law firm of Pettit and Martin in San Francisco, California.

    Lloyd H. Feller, Senior Vice President, Secretary and General Counsel, joined the Company in 1999. Previously, he was a partner at Morgan, Lewis & Bockius LLP. Before joining Morgan, Lewis & Bockius LLP in 1979, Mr. Feller served at the SEC as the Associate Director of the Division of Market Regulation in charge of the Office of Market Structure and Trading Practices. Mr. Feller is a member of the NASD's Legal Advisory Board, the E-Brokerage Committee of NASD Regulation and the Market Operations Review Committee of the Nasdaq Stock Market.

    ROBERT H. LESSIN, is the Chairman of SoundView Ventures. He was previously the Chairman, Chief Executive Officer and Co-Chief Executive Officer of the Company. Before joining the Company in April 1998, he was Vice Chairman of Salomon Smith Barney, Inc. having previously been Vice Chairman of Smith
Barney, Inc. from 1993 until its merger with Salomon Brothers in November 1997. He served as head of investment banking at Smith Barney from June 1993 to January 1997. Prior to joining Smith Barney, Mr. Lessin spent 16 years with Morgan Stanley & Co. in the position of managing director and was responsible for the firm's financial entrepreneurs, media and retailing groups. Mr. Lessin was also vice chairman of Morgan Stanley's investment banking operating committee and chairman of their strategic planning committee. Currently, he is a director of Marketwatch.com, Inc., iParty Corp., MaMaMedia Inc. and sixdegrees inc. and a manager of the general partner of Dawntreader Funds I and II, venture capital funds.

    Kris Tuttle, Managing Director and Director of Research, joined the Company in January 2000 upon the merger with SoundView Technology Group, Inc.
Mr. Tuttle joined SoundView in 1995 as a software analyst and was appointed to his position as Director of Research in 2001. Prior to joining SoundView, Mr. Tuttle had been a Vice President of Institutional Sales for S.G. Warburg from 1992 to 1995. From 1984 to 1992, Mr. Tuttle held numerous positions at IBM in Technology Development, Marketing and Sales.

EXECUTIVE COMPENSATION

    The following table sets forth the salaries, and to the extent determinable, the bonuses that the Company paid its chief executive officers and the other four most highly compensated executive officers during 2001. The Company has also indicated, where applicable, the compensation paid to these persons during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                      ANNUAL COMPENSATION            -----------------------------
                                              ------------------------------------                      SECURITIES    ALL OTHER
                                                                      OTHER ANNUAL   RESTRICTED STOCK   UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS      COMPENSATION        AWARDS         OPTIONS         (5)
---------------------------        --------   --------   ----------   ------------   ----------------   ----------   ------------
Mark F. Loehr....................    2001     $200,000   $  550,000   $        --       $  892,500        925,000       $1,000
Chief Executive Officer              2000      200,000    2,500,000            --               --      1,350,000        1,000
                                     1999      179,615      650,000            --               --        100,000           --

Robert H. Lessin.................    2001      300,000           --   3,000,000(1)              --             --        1,000
Chairman, SoundView Ventures (1)     2000      300,000    4,000,000   2,000,000(1)              --      1,500,000           --
                                     1999      208,332    1,374,742            --               --        200,000           --

Edward Bugniazet.................    2001      200,000    1,400,000            --          297,500         50,000        1,000
Head of Trading (2)                  2000      200,000    1,550,000            --          184,576        600,000        1,000
                                     1999           --           --            --               --             --           --

Lloyd H. Feller..................    2001      240,000      720,000            --          165,000        505,000        1,000
Senior Vice President,               2000      240,000      760,000            --               --        150,000        1,000
Secretary and General Counsel        1999      169,230      240,000            --               --        190,000           --

Curtis L. Snyder.................    2001      200,000      550,000            --          380,000         50,000        1,000
Chief Financial Officer (3)          2000      200,000      950,000            --        1,609,375        500,000        1,000
                                     1999           --           --            --               --             --           --

Kris Tuttle......................    2001      200,000      550,000            --          165,000         50,000        1,000
Director of Research (4)             2000      200,000    2,500,000            --        1,609,375      1,000,000        1,000
                                     1999           --           --            --               --             --           --

--------------------------

(1) Mr. Lessin served as the Chief Executive Officer until the appointment of Mr. Loehr is February 2001. Under the terms of his employment agreement, Mr. Lessin received a $2,000,000 payment in June 2000, on the first anniversary of the Company's initial public offering and payments of $2,000,000 and $1,000,000 in June and December 2001, respectively, on the 24 and 30 month anniversary of the Company's initial public offering.

(2) In addition to the amounts set forth in the table, during 2000
    Mr. Bugniazet received cash payments totaling $1,400,000 in connection with his employment at SoundView prior to the merger.

(3) Mr. Snyder resigned from the Company effective March 31, 2002. In addition to the amounts set forth in the table, during 2000, Mr. Snyder received cash payments totaling $1,000,000 in connection with his employment at SoundView prior to the merger.

(4) In addition to the amounts set forth in the table, during 2000 Mr. Tuttle received cash payments totaling $1,400,000 in connection with his employment at SoundView prior to the merger.

(5) Represents Company contribution to 401(k) plan.

STOCK OPTIONS

    OPTION GRANTS. The following table sets forth information regarding stock options granted under the Company's stock option plans for 2001 to the chief executive officers and the other four most highly compensated executive officers during 2001. The Company has never granted stock appreciation rights.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2001
                               INDIVIDUAL GRANTS

                                                                                                               POTENTIAL
                                                                                                           REALIZABLE VALUE
                                                                                                              AT ASSUMED
                                                                                                             ANNUAL RATES
                                                                                                            OF STOCK PRICE
                                                                                                           APPRECIATION FOR
                       NUMBER OF SECURITIES    PERCENTAGE OF TOTAL                                         OPTION TERMS (4)
                        UNDERLYING OPTIONS      OPTIONS GRANTED TO      EXERCISE OR BASE    EXPIRATION   ---------------------
                           GRANTED (1)        EMPLOYEES FOR 2001 (2)   PRICE ($/SHARE)(3)      DATE         5%          10%
                       --------------------   ----------------------   ------------------   ----------   ---------   ---------
Robert H. Lessin.....               --                  --                       --                --           --          --
Edward Bugniazet.....           50,000                 0.5%                   $2.65           1/23/12    $  83,329   $ 211,171
Mark F. Loehr........          875,000(5)              7.8                     2.14          10/17/11    1,177,605   2.984.283
                                50,000                 0.5                     2.65           1/23/12       83,329     211,171
Lloyd H. Feller......          455,000(5)              4.1                     2.14          10/17/11      612,355   1,551,827
                                50,000                 0.5                     2.65           1/23/12       83,329     211,171
Curtis L. Snyder.....           50,000                 0.5                     2.65           1/23/12       83,329     211,171
Kris Tuttle..........           50,000                 0.5                     2.65           1/23/12       83,329     211,171

------------------------

(1) The options were granted under the Company's Stock Incentive Plan.

(2) Based on an aggregate of 11,188,859 options granted to employees for fiscal 2001.

(3) The exercise price per share of each option was equal to the fair market value of the common stock on the date of the grant.

(4) Amounts represent hypothetical values that could be achieved for the respective options if exercised at the end of the option term. These values are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based on the market price of the underlying securities on the date of the grant. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(5) Granted at the time that an equal number of shares were repurchased by the Company from the individual at $2.14. See Loans to Officers at page 22.

OPTION VALUES.

    The following table sets forth information concerning the value at December 31, 2001 of exercisable and unexercisable options held by the chief executive officers and the other four most highly compensated executive officers of the Company during 2001. The values of unexercised in-the-money options represent the positive spread between the respective exercise prices of outstanding stock options and the price of the options at December 31, 2001.

                       OPTION VALUES AT DECEMBER 31, 2001

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                 ---------------------------   ---------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 -----------   -------------   -----------   -------------
Robert H. Lessin...............................     81,250        618,750        $    --        $   --
Edward Bugniazet...............................    225,219         64,925        177,533        41,260
Mark F. Loehr..................................    601,563        273,437        114,297        51,953
Lloyd H. Feller................................    409,063        185,937         77,722        35,328
Curtis L. Snyder...............................     84,783         59,876         60,196        42,512
Kris Tuttle....................................    138,191         64,333         84,544        35,612

OPTION REPRICING

    In August, the Company completed an exchange offer to all employees who held options with an exercise price in excess of $5 in which they could exchange their options for restricted stock. This exchange offer may be deemed to be a repricing of the outstanding options under the SEC's proxy rules and we are therefore providing the following information:

                         TEN-YEAR OPTION/SAR REPRICINGS

                                     NUMBER OF
                                     SECURITIES    MARKET PRICE OF   EXERCISE PRICE
                                     UNDERLYING     STOCK AT TIME      AT TIME OF       NUMBER      LENGTH OF ORIGINAL
                                    OPTIONS/SARS         OF           REPRICING OR        OF       OPTION TERM REMAINING
                                    REPRICED OR     REPRICING OR       AMENDMENT      RESTRICTED   AT DATE OF REPRICING
NAME                       DATE     AMENDED (#)     AMENDMENT ($)         ($)           SHARES           AMENDMENT
----                     --------   ------------   ---------------   --------------   ----------   ---------------------
Edward Bugniazet.......  8/29/01         20,000         1.62               9.03           3,000    9 years
                         8/29/01        600,000         1.62               5.31         180,000         9 years
Lloyd H. Feller........  8/29/01         50,000         1.62              17.06           5,000    8 years
                         8/29/01         40,000         1.62               9.03           6,000         9 years
                         8/29/01        150,000         1.62               5.31          45,000         9 years
Robert H. Lessin.......  8/29/01        200,000         1.62              17.06          20,000    8 years
                         8/29/01        500,000         1.62               9.03          75,000         9 years
                         8/29/01      1,000,000         1.62               5.31         300,000         9 years
Mark F. Loehr..........  8/29/01        100,000         1.62              17.06          10,000    8 years
                         8/29/01        350,000         1.62               9.03          52,500         9 years
                         8/29/01      1,000,000         1.62               5.31         300,000         9 years
Curtis L. Snyder.......  8/29/01         50,000         1.62               9.03           7,500    9 years
                         8/29/01        500,000         1.62               5.31         150,000         9 years
Kris Tuttle............  8/29/01         20,000         1.62               9.03           3,000    9 years
                         8/29/01      1,000,000         1.62               5.31         300,000         9 years

EMPLOYMENT AGREEMENTS

    ROBERT H. LESSIN. Under his amended employment agreement, Mr. Lessin has agreed to serve as Chairman of the Company's subsidiary, SoundView Ventures, until September 30, 2002, for a salary of $300,000. The agreement allows
Mr. Lessin to work for another company that provides certain enumerated services, including advising on financial restructurings and merger and acquisitions.

    The Company has extended to Mr. Lessin an interest-bearing loan in the amount of $5,750,000 with which he purchased 4,025,000 shares of common stock at $1.43 per share. He is personally liable for all interest due on the loan and is similarly liable for up to one-half of the principal amount of the loan. These shares are now fully vested. Mr. Lessin's loan becomes due and payable if his employment, which includes service as a director or a consultant, terminates or if he disposes of the shares. Mr. Lessin also has "piggyback" and demand registration rights relating to the shares.

    In addition to the other compensation due under his employment agreement, in June 2000, June 2001 and December 2001, Mr. Lessin received cash payments of
$2 million, $2 million and $1 million, respectively.

    KRIS TUTTLE'S employment agreement with the Company expires on February 28, 2003, unless either party elects to terminate the agreement earlier upon 90 days' notice. Under the agreement, Mr. Tuttle is entitled to a minimum annual base salary of $200,000, subject to annual increases by the Board (or a committee of the Board), and a guaranteed bonus of at least $550,000 for the periods ending December 31, 2001 and 2002. If his employment is terminated by the Company without "cause," (specifically excluding, however, a termination due to his death or disability) or by him for "good reason," the Company will continue to pay him his base salary and any unpaid guaranteed bonus through the end of the contractual employment period. However, if his employment is terminated by the Company for "cause," by him without "good reason" or if he dies or becomes disabled, the Company must pay him a lump sum cash payment equal to the sum of his unpaid base salary earned to the termination date and unpaid guaranteed bonus accrued through the date of termination. Mr. Tuttle is entitled to participate in the Company's annual bonus plan for executives. He is also entitled to participate in the Company's 401(k) Plan, the Stock Incentive Plan and any other employee benefits provided to senior executives.

    EDWARD BUGNIAZET'S employment agreement with the Company expires on February 28, 2003, unless either party elects to terminate the agreement earlier upon 90 days' notice. Under the agreement, Mr. Bugniazet is entitled to a minimum annual base salary of $200,000, subject to annual increases by the Board (or a committee of the Board), and a guaranteed bonus of at least $1,400,000 for the period ending December 31, 2001 and $950,000 for the period ending
December 31, 2002. If his employment is terminated by the Company without "cause," (specifically excluding, however, a termination due to his death or disability) or by him for "good reason," the Company will continue to pay him his base salary and any unpaid guaranteed bonus through the end of the contractual employment period. However, if his employment is terminated by the Company for "cause," by him without "good reason" or if he dies or becomes disabled, the Company must pay him a lump sum cash payment equal to the sum of his unpaid base salary earned to the termination date and unpaid guaranteed bonus accrued through the date of termination. Mr. Bugniazet is entitled to participate in the Company's annual bonus plan for executives. He is also entitled to participate in the Company's 401(k) Plan, the Stock Incentive Plan and any other employee benefits provided to senior executives.

    BRIAN T. BRISTOL'S employment agreement with the Company expires on February 28, 2003, unless either party elects to terminate the agreement earlier upon 90 days' notice. Under the agreement, Mr. Bristol is entitled to a minimum annual base salary of $200,000, subject to annual increases by the Board (or a committee of the Board), and a guaranteed bonus of at least $425,000 for the period ending December 31, 2001 and $675,000 for the period ending December 31, 2002. If his employment is terminated by the Company without "cause," (specifically excluding, however, a termination due to his death or disability) or by him for "good reason," the Company will continue to pay him his base salary and any unpaid guaranteed bonus through the end of the contractual employment period. However, if his employment is terminated by the Company for "cause," by him without "good reason" or if he dies or becomes disabled, the Company must pay him a lump sum cash payment equal to the sum of his unpaid base salary earned to the termination date and unpaid guaranteed bonus accrued through the date of termination. Mr. Bristol is entitled to participate in the Company's annual bonus plan for executives. He is also entitled to participate in the Company's 401(k) Plan, the Stock Incentive Plan and any other employee benefits provided to senior executives.

EMPLOYEE BENEFIT PLANS

STOCK INCENTIVE PLAN

    The Company has a Stock Incentive Plan which permits it to grant stock and stock-based awards to the Company's employees, officers, directors and consultants, including stock options, stock appreciation rights, restricted and unrestricted stock, phantom stock awards, performance awards, convertible debentures and other stock and cash awards. The purpose of the plan is to promote the Company's long-term growth and profitability by providing the people with incentives to improve stockholder value and contribute to the Company's growth and financial success. The awards also enable the Company to attract, retain and reward the best available people for positions of substantial responsibility. As part of the Company's merger with SoundView Technology
Group, Inc. on January 31, 2000, the Company adopted SoundView's Stock Option Plan, although no additional options to purchase shares of the Company's common stock will be granted under SoundView's Plan. As part of the Company's merger with E*OFFERING Corp. on October 16, 2000, the Company adopted E*OFFERING's Stock Option Plans, although no additional options to purchase shares of the Company's common stock will be granted under E*OFFERING's Plans. Under the Stock Incentive Plan, the Company is authorized to issue up to 47,350,000 shares of common stock.

    The Company tracks all outstanding option and restricted stock grants on a combined basis. As of March 31, 2002, a total of 295 current and former employees and consultants hold options to purchase 19,172,438 shares of the Company's common stock, of which the options are vested with respect to 9,241,055 shares. As of March 31, 2002, a total of 170 current and former employees hold 11,055,014 shares of common stock as a result of restricted stock awards, granted under the Company's Stock Incentive Plan.

    The Compensation Committee of the Board of Directors administers the Stock Incentive Plan. The Compensation Committee has authority to take all actions necessary to carry out the purpose of the plan, including the authority to select the participants, to determine the sizes and types of the awards to grant, to establish the terms and conditions of the awards, and to modify outstanding awards.

ANNUAL BONUS PLAN

    The Company has an annual bonus plan for its executives and employees. Under the plan performance-based bonuses are awarded to executive officers and key executives as incentives for the participants to contribute to the Company's growth and profitability. The Compensation Committee of the Board administers the plan. Each year, the Compensation Committee determines the amount of the bonus pool from which the bonuses will be paid. The bonus pool is determined based on a formula adopted by the Compensation Committee and takes into account one or more of the following measures of the Company's financial performance:
(a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) pre-tax operating income; (e) net revenues;
(f) profits before taxes; (g) book value per share; (h) market price per share and (i) earnings available to common stockholders. The Compensation Committee determines the percentage of the bonus pool payable to each participant, subject to adjustment based on achievement of individual, group or corporate performance goals. The Company will pay the bonuses in cash, stock or stock-based awards under the Stock Incentive Plan, or in any combination of these methods.

401(K) PLAN

    The Company maintains a Retirement Savings Plan pursuant to section 401(k) of the Internal Revenue Code. Under the Plan, an employee may contribute at least 1% but not more than 20% of his or her pre-tax gross compensation. These contributions cannot exceed a statutorily prescribed annual limit ($10,500 for plan year 2001). In July 2000, following the closing of the merger with SoundView, the SoundView 401(k) and Profit Sharing Plan was merged into the Company's Plan. At that time the Plan was amended to include a matching contribution feature similar to that of the SoundView Plan. Under this feature, the Company matches each employee's contribution up to an amount representing 2% of the first $50,000 of the employee's base compensation during the year. All matching contributions are vested after one year or 1,000 service hours.

    Total matching contributions during 2001 were $301,910.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company believes that, during 2001, all filing requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent Stockholders were complied with on a timely basis except for the following: Edward Bugniazet filed his Form 3 one day late; Elizabeth Schimel filed one Form 4 covering the sale of 7,500 shares one month late; Mark Loehr filed one Form 4 covering the purchase of 86,000 shares 8 days late; Robert Lessin filed one Form 5 covering the sale of 3,900 shares that had been inadvertently omitted from a Form 4 he had filed in December; and Curt Snyder filed one Form 4 eleven months late covering an option exercise of 20,000 shares and one Form 5 covering a transfer of shares from direct to indirect ownership status in December of 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2001, the Compensation Committee of the Board of Directors consisted of three directors, John H.N. Fisher, Gilbert C. Maurer and William E. Ford.

    General Atlantic Partners 61, L.P. is the Shareholders Agent under the Agreement and Plan of Merger, dated as of May 15, 2000, among the Company, SoundView Technology Corporation and E*OFFERING Corp., as amended by an Amendment Agreement dated as of September 30, 2000, by and among the Company, the Shareholders Agent and The Chase Manhattan Bank, as escrow agent. The Shareholders Agent has disputed certain of the Company's claims for indemnification arising under the Merger Agreement. William E. Ford, a director, is a managing member of General Atlantic Partners, LLC, which is the general partner of General Atlantic Partners 61, L.P., the Shareholders Agent.

    THE FOLLOWING REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHOULD NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors during 2001 was composed of three non-employee directors, John H. N. Fisher, William E. Ford and Gilbert C. Maurer.

    The Compensation Committee is responsible for reviewing and approving all compensation of the Company's executive officers. The Compensation Committee reviews the compensation of the Company's executive officers on an ongoing basis and develops plans that are designed to support arrangements for the Company's business strategies, reflect the competitive environment in which it competes, and provide cost and tax-effective forms of remuneration.

TOTAL COMPENSATION STRATEGY

OVERVIEW

    The Company believes strongly in pay-for-performance and has developed compensation policies to reflect this:

    - To attract and retain the best qualified and most talented executives available to lead the Company in the creation of stockholder value,

    - To motivate and reward annual and long-term results achieved for stockholders based on corporate, business unit and individual performance,

    - To align management's interests with stockholders, by increasing executive ownership of the Company's common stock, and

    - To pay competitive salaries as measured against other companies in the industry.

    In implementing these policies, the Compensation Committee has taken a total compensation approach. The three elements of total compensation for executive officers are base salary, cash bonus and stock options. The Compensation Committee has devised a compensation mix of cash and stock that provides executive officers with a powerful incentive to achieve the Company's strategic objectives and to maximize long-term stockholder value.

BASE SALARIES

    This is the only fixed portion of the executive officer's annual compensation. All other compensation components are at risk and based on performance, except for those executive officers with a guaranteed minimum bonus. Executive officer base salaries are reviewed and may be adjusted periodically based on factors determined by the Compensation Committee at the time of review. [While the Company has entered into initial employment contracts with executives that provide for minimum guaranteed bonuses and salary, it is the current policy of the Committee, with such exceptions as may be appropriate in the circumstances, not to extend such contracts and to instead continue employment of those executive whose employment contracts are ended at an "at-will" basis.

ANNUAL CASH INCENTIVE COMPENSATION

    Annual cash incentives are based on annual revenues and operating income improvement so that significant focus is on Company growth and on profitability.

APPROVAL PROCESS

    Consistent with the Company's policies, and subject to contractual requirements, the Compensation Committee assesses the performance of the chief executive officer and all other executive officers and sets the annual cash incentive amounts and restricted stock and stock option awards for these individuals.

    The Compensation Committee retains the discretion to adjust awards for each executive officer based on an assessment of each executive's performance. As part of this assessment, the Compensation Committee considers various quantitative as well as qualitative factors without assigning specific quantifiable or relative weights. Performance factors taken into consideration include, but are not limited to, strategic planning, quality of client service, market share, corporate reputation, financial results, compliance and risk control, management development, workforce diversity, technology and innovation.

COMPETITIVE BENCHMARKING

    The Compensation Committee evaluates performance and progress relative to the achievement of strategic business objectives, year-over-year results, and results over multiple years. Further, the Compensation Committee will assess whether external economic and business conditions may produce results that are unrelated to management performance. As part of this evaluation, the Compensation Committee also considers competitive performance and pay levels based on a peer group of financial services and technology based professional service companies selected and surveyed by a third-party compensation consulting firm. This peer group represents the marketplace in which the Company competes for talent. The Compensation Committee's philosophy is to position the Company's compensation between the median and the 75th percentile of the peer group based upon performance, with the opportunity for total compensation and individual compensation to rise above this level upon achievement of exceptional results.

2001 COMPENSATION PLANS

    Based on the above assessment, executive officer compensation is determined and administered by the Compensation Committee on the basis of total compensation. Therefore, the total compensation program established by the compensation committee is comprehensive and integrates all components including salary, annual cash, and stock option awards.

SALARY

    Salaries are reviewed periodically by the Compensation Committee for appropriateness and adjusted periodically in its judgment, based primarily on each individual executive officer's performance and responsibility level as well as competitive salary levels for similar positions at peer companies. The salaries of the executive officers were maintained at the 2000 levels.

AWARDS UNDER ANNUAL BONUS PLAN

    Under the Annual Bonus Plan, bonuses are paid to executive officers and key executives as an incentive for the executives to contribute to the Company's growth and profitability. Each year, the Compensation Committee determines the amount of the bonus pool from which the bonuses will be paid. The bonus pool is determined based on a formula, as adopted at the Compensation Committee's discretion, which takes into account one or more of the following measures of our financial performance: (a) pre-tax or after-tax return on equity;
(b) earnings per share; (c) pre-tax or after-tax net income; (d) pre-tax operating income; (e) net revenues; (f) profits before taxes; (g) book value per share; (h) market price per share and (i) earnings available to common stockholders. The Compensation Committee determines the percentage of the bonus pool payable to each executive, subject to adjustment based on achievement of individual, group or corporate performance goals. Certain executive officers and other key executives have contracts that require the payment of guaranteed minimum bonuses in 2001 and 2002. The Compensation Committee believes that it is preferable to avoid minimum guaranteed bonuses, although it recognizes that in negotiating employment contracts it is often necessary to provide such guarantees.

STOCK INCENTIVE PLAN

    The Compensation Committee made restricted stock and stock option grants under the Stock Incentive Plan to executive officers to continue to link a major portion of executive officers' compensation and financial interests to the performance of the Company's common stock. The size of such annual grants reflects the subcommittee's judgment as to the individual executive officer's current and future role in the Company's growth and profitability of its business units and to the creation of long-term shareholder value.

OPTION/RESTRICTED STOCK EXCHANGE OFFER

    In light of the sharp decline in the market price of the Company's common stock over the past 3 years, the Committee determined that the value of the stock options granted at prices in excess of $5 were no longer serving their intended retention incentive. Accordingly, the Committee authorized the Company to make an exchange offer to all employees who held stock options with a $5 or more exercise price. Pursuant to the exchange offer, employees could receive restricted stock that vests in three yearly installments, starting with August 31, 2002, in varying ratios depending upon the exercise price of the options being exchanged. Pursuant to this exchange program, 18,962,409 options were exchanged for 5,054,535 shares of restricted stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The same criteria described above is applied in assessing the performance and determining the compensation of the chief executive officer, who participates in the Company's compensation plans on the same basis as all other executive officers.

    The Compensation Committee believes that the Company faced many difficult challenges during 2001. As the economy went into recession and the technology sector was generally weak, the Company was forced to make difficult decisions to downsize its operations and preserve its core strengths. The Committee believes that Mr. Loehr has demonstrated strong leadership qualities since he was appointed as the Chief Executive Officer in February 2001. Mr. Loehr's salary remained unchanged during 2000 at $200,000. Notwithstanding Mr. Loehr's strong start, however, in light of the Company's decline in each of the measurement criteria set forth above, Mr. Loehr's cash bonus was significantly reduced from $2.5 million in 2000 to $550,000 in 2001, a 78% reduction. In February,
Mr. Loehr was granted options to purchase one million shares at $5.31 per share. As part of the Option/Restricted Stock Exchange Offer made to all employees, Mr. Loehr was able to exchange these options for 300,000 shares of restricted stock that vest over a 3 year period. In addition, the Committee recommended, and the Board of Directors approved, that Company buy back stock that Mr. Loehr had purchased when he signed his initial employment contract with the Company. Mr. Loehr and other executives of the Company had paid for their stock with a 50% recourse note and the Company had the right to repurchase the stock at the lower of the purchase price or then current market price, which right expired as the stock vested over a 4 year period. The original transactions had been structured in lieu of options because it was believed to be a more tax efficient way to purchase the Company's stock. Given the decline in the volatility of the Company's stock, the Committee believed that the loans had become a potential distraction to those executives, including Mr. Loehr, that still had outstanding loans. Accordingly, at a time when the market was at $2.14, the Company repurchased the 875,000 shares held by Mr. Loehr for $2.14 and issued him options with the same terms. Mr. Loehr paid the outstanding interest to the date of purchase in cash. In addition, Mr. Loehr was granted 450,000 shares of restricted stock and 50,000 options to purchase common stock. The restricted stock vests annually over a 3 year period and the stock options vest quarterly over a 4 year period. The Committee believes that the use of stock aligns
Mr. Loehr's interests with those of the shareholders and was an appropriate component of his compensation for 2001.

TAX CONSIDERATIONS

    As noted above, the Compensation Committee's compensation strategy is to be cost and tax effective. Therefore, the Compensation Committee's policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but that may not always qualify for full tax deductibility.

                                          Compensation Committee of the
                                          Board Of Directors
                                          John H.N. Fisher
                                          William E. Ford
                                          Gilbert C. Maurer

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board consists of three independent directors of the Board. The Board has adopted a written Charter for the Audit Committee. The Board and the members of the Audit Committee believe the composition of the Committee satisfies the rule of the National Association of Securities
Dealers, Inc. that governs the composition of Audit Committees for companies whose securities are listed on the Nasdaq Stock Market, including the requirement that audit committee members be "independent directors" as defined in the NASD rule. The Audit Committee met 4 times during 2001.

    Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the financial statements.

    In accordance with its written charter, which was approved by the Board of Directors on April 13, 2000, the Audit Committee assists the Board in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements and the independence and performance of the Company's external auditors.

    The Committee met four times with the primary members of the management of the Company responsible for the preparation of the Company's financial statements and for the reporting process, including the system of internal accounting controls. The Committee met four times with the Company's outside, independent auditors, with and without the members of management present. The Committee solicited the views of the auditors not just on whether the financial statements conform to generally accepted accounting principles, but also on the quality of those principles as applied to the Company's financial reporting. In addition, the Committee discussed those matters that are required to be discussed with the auditors under generally accepted auditing standards. The Committee received the written disclosure and letter from the Company's auditors relating to the auditors independence from management and the Company required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence from the Company and its management.

    In its meetings with management and the auditors, the Committee reviewed the scope and plans for the audit and discussed the results of their examinations, the evaluation of the Company's internal accounting controls, and the overall quality of the Company's financial reporting. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as currently in effect.

    In light of the developments affecting the Company's outside auditors, Arthur Andersen LLP, the Audit Committee closely followed the developments and received regular briefings on the status of the audit team assigned to the Company's audit. The Committee received assurances from Arthur Andersen that its audit was subject to Andersen's quality control System for U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

    Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has accepted the recommendation, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                  Audit Committee of the
                                  Board of Directors
                                  Edward H. Fleischman
                                  Joseph R. Hardiman
                                  Gilbert C. Maurer

FEES PAID TO AUDITORS

    The Company incurred the following fees for services performed by Arthur Andersen LLP during 2001. The Audit Committee of the Board considered and concluded that the provision of the non-audit services referred to below was compatible with maintaining Arthur Andersen's independence as the Company's principal accountants.

    AUDIT FEES. Audit fees paid by the Company to Arthur Andersen LLP in connection with Arthur Andersen's review and audit of the Company's annual financial statements for the year ended December 31, 2001 and Arthur Andersen's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2001 totaled approximately $503,000.

    FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES. Arthur Andersen did not render any services related to financial information systems design and implementation during the calendar year 2001.

    ALL OTHER FEES. The Company paid Arthur Andersen $26,000 for all other non-audit services during 2001.

PERFORMANCE ANALYSIS

    The following performance graph compares the cumulative total returns of the Company, the Standard & Poor's 500 Composite Stock Price Index (S&P 500), the Bloomberg US Internet Financial Services Index and the Bloomberg US Internet Financial Services Index for the period June 4, 1999 through December 31, 2001. The Bloomberg US Internet Financial Services Index, the index that the Company used in prior years as a performance measure, consists of Ameritrade, E*Trade Group, E Speed, IndyMac Bancorp, Knight Trading, NetBank, Paypal, and Charles Schwab. (the Company was formerly a part of this index). The Company believes that the comparison to the Bloomberg US Internet Financial Services Index in the performance graph is no longer as apt a comparison as that made in the performance graph comparing the total returns of the Company to the Bloomberg Diversified Financial Services Index, which consists of 34 companies, including the Company. The reasons for using the comparison to the Diversified Financial Services Index rather than the Bloomberg US Internet Financial Services Index come from the change in the Company's business and its strategy. The Company is now a research driven, technology focused investment banking firm, with an institutional sales and trading business and is no longer in the business of offering financial services over the Internet to its retail customers.

                            COMPARATIVE RETURN TABLE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SOUNDVIEW TECHNOLOGY GROUP INC.  S&P 500 COMPOSITE  BLOOMBERG U.S. INTERNET FINANCIAL SERVICES INDEX
6/4/99                                  0                  0                                                 0
9/10/99                             34.45               2.14                                            -29.64
12/31/99                            14.29              11.43                                            -28.74
3/24/00                             44.12              16.16                                              5.45
6/16/00                            -42.86              11.68                                            -24.76
9/8/00                             -41.18              14.25                                            -16.71
12/29/00                           -75.84               1.28                                            -41.82
3/23/01                            -85.92             -12.31                                            -62.63
6/15/01                            -82.99              -6.29                                            -63.34
9/7/01                             -88.64             -15.96                                            -72.07
12/28/01                           -85.21              -9.74                                            -63.31

          BLOOMBERG US DIVERSIFIED FINANCIAL SERVICES INDEX
6/4/99                                                    0
9/10/99                                               -6.46
12/31/99                                               8.67
3/24/00                                               22.28
6/16/00                                               15.52
9/8/00                                                42.28
12/29/00                                              36.03
3/23/01                                               11.22
6/15/01                                               20.73
9/7/01                                                  5.2
12/28/01                                              29.39

    STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth in alphabetical order the beneficial ownership of the Company's voting stock as of March 31, 2002 by: (a) each person or entity the Company knows beneficially owns 5% or more of its voting stock;
(b) the Company's co-chief executive officers and the other four most highly compensated executive officers as of December 31, 2001; (c) each of the Company's directors; and (d) all the Company's current directors and executive officers as a group. The following percentage information is calculated based on 110,708,657 shares of common stock outstanding.

                                                         NUMBER OF SHARES        PERCENTAGE OF VOTING
NAME OF BENEFICIAL OWNER                               BENEFICIALLY OWNED(1)   STOCKS BENEFICIALLY OWNED
------------------------                               ---------------------   -------------------------
Edward Bugniazet.....................................        1,098,996                    1.0%
Capital Z Financial Services Fund II, L.P............        8,308,690                    7.5%
  One Chase Manhattan Plaza, 44th Floor
  New York, NY 10005
Russell D. Crabs.....................................        2,806,579                    2.5%
Draper Fisher Jurvetson..............................        1,897,104                    1.7%
  400 Seaport Court
  Redwood City, CA 94063
Lloyd H. Feller......................................          605,375                      *
John H.N. Fisher.....................................          186,155                      *
  C/o Draper Fisher Jurvetson
  400 Seaport Court
  Redwood City, CA 94063 (2)
Edward H. Fleischman.................................           73,021                      *
General Atlantic Partners LLC........................       17,678,270                   16.0%
  3 Pickwick Plaza
  Greenwich, CT 06830 (3)
Joseph R. Hardiman...................................           84,688                      *
Andrew D. Klein......................................        2,870,937                    2.6%
Robert H. Lessin.....................................        5,308,500                    4.8%
Mark F. Loehr........................................        1,567,875                    1.4%
Gilbert C. Maurer....................................           49,688                      *
Curtis L. Snyder.....................................          464,290                      *
Kris Tuttle..........................................          875,598                      *
All executive officers and directors as a group (14         17,054,037                   15.4%
  persons)(4)........................................

------------------------

*   Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. For purposes of this table, shares subject to options, warrants or rights currently exercisable or exercisable within 60 days of March 31, 2001 are considered as beneficially owned by the person holding such options, warrants or rights. Unless indicated otherwise, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares shown.

(2) Mr. Fisher is a managing director of Draper Fisher Jurvetson and therefore may be deemed to beneficially own shares held by Draper Fisher Jurvetson.

(3) Mr. William E. Ford, a director of the Company, is a managing member of General Atlantic Partners LLC and therefore may be deemed to beneficially own shares held by General Atlantic Partners.

(4) If the Company includes shares beneficially owned by Draper Fisher Jurvetson and General Atlantic Partners LLC, each of which has a representative on the Board of Directors, then the number of shares and percentages would be 36,629,411 and 33.1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Except as described below, none of the Company's directors, officers or principal security holders has or has had a direct or indirect material interest in any transaction to which the Company is or has been a party. The Company believes that the terms of each of the transactions described below were no less favorable to the Company than could have been obtained from unaffiliated third parties. In addition, the Company will not enter into additional transactions or agreements with directors, officers, principal security holders or other affiliated parties unless the terms thereof are no less favorable to the Company than could be obtained from unaffiliated third parties. In any event, the Company will not enter into any transaction with directors, officers or principal security holders without the affirmative vote of a majority of disinterested directors.

LOANS TO OFFICERS

    Upon commencement of their employment with the Company, Messrs. Lessin, Loehr, and Feller received loans from the Company to purchase shares of common stock pursuant to their respective employment agreements. The terms of the loan to Mr. Lessin is described above under "Employment Agreements."

                                       NUMBER OF SHARES
                                           ACQUIRED       INTEREST RATE   LOAN AMOUNT
                                       ----------------   -------------   -----------
Robert H. Lessin.....................     4,025,000           5.77%       $5,750,000
Mark F. Loehr........................       875,000           4.83%        1,875,000
Lloyd H. Feller......................       455,000           4.83%          975,000

    The Company extended to Mr. Loehr an interest-bearing loan in the amount of $1,875,000 with which he purchased 875,000 shares of common stock at $2.14 per share in connection with his employment agreement. In October, the Board of Directors authorized the repurchase of Mr. Loehr's shares at the then market price of $2.14 and issued Mr. Loehr options to purchase 875,000 shares at $2.14 on the same terms and conditions as to vesting that existed for his shares.
Mr. Loehr paid the Company all accrued interest on the loan through the date of his sale. The Company extended to Mr. Feller an interest-bearing loan in the amount of $975,000 with which he purchased 455,000 shares of common stock at $2.14 per share in connection with his employment agreement. In October, the Board of Directors authorized the repurchase of Mr. Feller's shares at the then market price of $2.14 and issued Mr. Feller options to purchase 455,000 shares at $2.14 on the same terms and conditions as to vesting that existed for his shares. Mr. Feller paid the Company all accrued interest on the loan through the date of his sale.

STOCK ISSUANCES TO EXECUTIVE OFFICERS, DIRECTORS AND THE COMPANY'S LARGEST
  STOCKHOLDERS

    The following table sets forth issuances of common stock to the Company's largest stockholders, executive officers and directors for the period from January 1, 2001 to December 31, 2001.

STOCKHOLDER                                        PRICE PER SHARE   SHARE AMOUNTS    ISSUANCE DATE
-----------                                        ---------------   -------------   ---------------
Brian T. Bristol (1).............................       $1.65           100,000      July 20, 2001
Brian T. Bristol (2).............................        1.62           187,500      August 29, 2001
Edward Bugniazet (1).............................        1.65           100,000      July 20, 2001
Edward Bugniazet (2).............................        1.62           183,000      August 29, 2001
Daniel Dewolf (2)................................        1.62            19,000      August 29, 2001
Lloyd H. Feller (1)..............................        1.65           100,000      July 20, 2001
Lloyd H. Feller (2)..............................        1.62            56,000      August 29, 2001
Robert H. Lessin (2).............................        1.62           395,000      August 29, 2001
Mark F. Loehr (1)................................        1.65           300,000      July 20, 2001
Mark F. Loehr (2)................................        1.62           362,500      August 29, 2001
Curtis L. Snyder (1).............................        1.65           150,000      July 20, 2001
Curtis L. Snyder (2).............................        1.62           157,500      August 29, 2001
Kris Tuttle (1)..................................        1.65           100,000      July 20, 2001
Kris Tuttle (2)..................................        1.62           303,000      August 29, 2001

------------------------

(1) Consists of shares issued from the Company's Stock Incentive program that vest over a 3 year period.

(2) Consists of shares issued pursuant to the Company's exchange offer in which restricted stock that vests over a 3 year period was issued in exchange for options with exercise prices in excess of $5.

VENTURE CAPITAL FUND MANAGEMENT

    The Company's Venture Capital group currently manages a series of four funds collectively known as Dawntreader Fund II and Wit VC Fund I, LP. The Company derives revenue through management fees and sharing in profits realized by the funds.

    The Company owns one half of the profits interest of the general partner in Wit VC Fund I, LP with the other one half going to Dawntreader Partners LLC, which is beneficially owned by four of the members of the management team of SoundView Ventures, including Daniel DeWolf.

    When Wit VC Fund I, LP was formed, the arrangements among the Dawntreader group, Robert H. Lessin and the Company contemplated future funds in which Mr. Lessin would have received a material portion of the general partner's share of profits in future funds organized or sponsored by the Company. However, when members of the Dawntreader management team joined the Company, those arrangements were terminated.

    Currently, the Company owns 35% of the profits interest of the general partner in three of the Dawntreader Fund II partnerships. The fourth Dawntreader Fund II partnership only permits investment by employees of the Company and its subsidiaries and the Company has no profits interest in that fourth fund. The remainder of the profits interest in the three Dawntreader Funds is shared among the management team of our venture capital fund group including Daniel DeWolf, Company employees who are on these funds' investment committee, and Robert H. Lessin, who has a 25% profits interest.

                            INDEPENDENT ACCOUNTANTS

    Arthur Andersen LLP audited the Company's financial statements for the year ended December 31, 2001. The Company's Audit Committee has not yet determined who shall be the auditors for the year ending December 31, 2002. The Audit Committee is considering proposals from a number of firms and is expected to appoint an auditor for the current fiscal year prior to the commencement of the audit. A representative of Arthur Andersen LLP is expected to be present at our annual meeting and will have the opportunity to respond to questions and make any statements he or she may wish to make.

                                 OTHER BUSINESS

    It is not intended to bring before the Annual Meeting any matters except the election of Directors. The management is not aware at this time that any other matters are to be presented for action. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                  PROVISION OF CERTAIN ADDITIONAL INFORMATION

    The Company's Annual Report for year ended December 31, 2001 is being furnished with this Proxy Statement.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 2003 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than December 29, 2002 to be considered for inclusion in the Company's proxy materials for that meeting. The proposal must be mailed to the Company's principal executive offices at 1700 E. Putnam Avenue, Old Greenwich, CT 06870, Attention: Secretary.

    A stockholder who intends to present a proposal at the 2003 annual meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company's Bylaws. To bring business before an annual meeting, the Company's Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws, to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year's annual meeting. Therefore, the Company must receive notice of the stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 29, 2003 and no later than February 28, 2003. If the notice is received before January 29, 2003 or after February 28, 2003, it will be considered untimely and the Company will not be required to present that proposal at the 2003 annual meeting.

                                          By Order of the Board of Directors,
                                          LLOYD H. FELLER
                                          SECRETARY

Old Greenwich, CT
April 24, 2002

                                     PROXY

                        SOUNDVIEW TECHNOLOGY GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 2002

The undersigned hereby appoints Lloyd H. Feller and Jennifer M. Fleissner as Proxies, each with power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock of SoundView Technology Group, Inc. (the "Company"), held of record by the undersigned on April 5, 2002, at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on May 29, 2002 or any postponements or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE BOARD OF DIRECTORS' THREE NOMINEES FOR ELECTION.

----------------                                                ----------------
SEE REVERSE SIDE           TO BE SIGNED ON REVERSE SIDE         SEE REVERSE SIDE
----------------                                                ----------------

INSTRUCTIONS FOR VOTING YOUR PROXY

SoundView Technology Group, Inc. is offering stockholders of record three alternative ways of voting your proxies:


o BY TELEPHONE (using a touch-tone telephone)   o THROUGH THE INTERNET (using a browser)   o BY MAIL (traditional method)


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card.We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

----------------
TELEPHONE VOTING   Available only until 8:00 a.m. Eastern time on May 29, 2002.
----------------

o    This method of voting is available for residents of the U.S. and Canada.
o On a touch-tone telephone, call TOLL FREE 1-800-433-2279, 24 hours a day, 7 days a week.
o    You will be asked to enter ONLY the CONTROL NUMBER shown below.
o    Have your proxy card ready, then follow the simple instructions.
o    Your vote will be confirmed and cast as you directed.

---------------
INTERNET VOTING    Available only until 8:00 a.m. Eastern time on May 29, 2002.
---------------

o    Visit our internet voting Website at http://proxy.georgeson.com.
o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.
o    You will incur only your usual internet charges.


--------------
VOTING BY MAIL
--------------

o Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
o If you are voting by telephone or the internet, please do not mail your proxy card.

                --------------                     --------------
                COMPANY NUMBER                     CONTROL NUMBER
                --------------                     --------------


--------------------------------------------------------------------------------
                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

       PLEASE MARK
/X/    VOTES AS IN
       THIS EXAMPLE.
1.  Election of Directors.
    Nominees (term to expire 2005); Edward H. Fleischman, William E. Ford

    ---------------------------------------------------------------------
    FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournement thereof.

                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. ALL JOINT OWNERS SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN OR AS CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, NAME AND INDICATE THE SIGNER'S OFFICE. IF A PARTNER, SIGN IN THE PARTNERSHIP NAME.


                    ------------------------------------------------------------
                    SIGNATURE


                    ------------------------------------------------------------
                    SIGNATURE (IF HELD JOINTLY)


                    ------------------------------------------------------------
                    DATE